Exhibit 11

K&L Gates LLP 1601 K Street NW Washington, DC 20006-1600

T 202.778.9000	www.klgates.com

July 27, 2012

Dreyfus Investment Funds
200 Park Avenue
New York, NY 10166

Ladies and Gentlemen:

We have acted as counsel to Dreyfus Investment Funds, a business trust formed under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of the Trust's registration statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering the Class I shares of beneficial interest in the Dreyfus/Standish Global Fixed Income Fund, a series of the Trust (the "Acquiring Fund"), (the "Shares") to be issued pursuant to a Plan of Reorganization (the "Plan") to be entered into by the Trust, on behalf of the Acquiring Fund and the Dreyfus/Standish International Fixed Income Fund, another series of the Trust (the "Acquired Fund").  The Plan provides for the transfer of the Acquired Fund's assets to, and the assumption of the Acquired Fund's liabilities by, the Acquiring Fund in exchange solely for a number of Shares determined in the manner specified in the Plan, such Shares to be distributed to the Acquired Fund's shareholders upon the subsequent liquidation and termination of the Acquired Fund.

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement.  For purposes of rendering that opinion, we have examined the Registration Statement, including the form of the Plan filed as part thereof, the declaration of trust, as amended, and by-laws of the Trust and the resolutions adopted by the trustees of the Trust that provide for the issuance of the Shares pursuant to the Plan.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust.  We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.           The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and

2.           When issued and delivered upon the terms provided in the Plan, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.  In this regard, however, we note that the Trust is an entity of the type commonly known as a "Massachusetts business trust" and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the trust.

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and to the reference to this firm's name under the heading "Counsel and Independent Registered Public Accounting Firm" in the Acquiring Fund's statement of additional information.  In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP